EX-10.2b
EXHIBIT 10.2b

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of October 1, 1998 (the "Effective Date") between Richard L. Anderson ("Employee") and Antennas America, Inc., a Utah corporation (the "Company"). For purposes of this Agreement, each of Employee and the Company is individually referred to as a "Party", and Employee and the Company are referred to collectively as the "Parties".

                                     Recital

         The Company desires to retain the services of Employee and Employee has offered to provide services to the Company pursuant to the terms of this Agreement.

                                    Agreement

         In consideration of the premises and of the mutual covenants included in this Agreement, the Parties agree as follows:

         1. Services. The Company retains Employee and Employee shall perform services for the Company as set forth in this Agreement on behalf of the Company for the period and under the terms and conditions set forth in this Agreement.

         2. Term. This Agreement shall be for the period (the "Term") commencing on the Effective Date and ending December 31, 1999 subject, however, to review and termination during the Term as provided herein.

         3. Duties.  Employee  shall  perform  the  following  services  for the
Company:

                  3.1. Employee shall serve as Vice President-Administration of the Company, or in such other position or positions as determined by the Company's Board Of Directors (the "Board"), and in that capacity shall work with the Company to pursue the Company's plans as directed by the Board.

                  3.2. Employee shall perform duties consistent with his position, subject to the direction of the Board Of Directors of the Company.

                  3.3. During the term of this Agreement, Employee shall devote all of Employee's business time to the performance of Employee's duties under this Agreement. Without limiting the foregoing, Employee shall be on the Company's premises performing services on behalf of the Company or traveling on behalf of the Company for at least 40 hours per week and Employee shall be available at the request of the Company at other times, including weekends and holidays, to meet the needs and requests of the Company's customers.

                  3.4. During the term of this Agreement, Employee will not engage in any other activities or undertake any other commitments that conflict with or take priority over Employee's responsibilities and obligations to the Company and the Company's customers, including without limitation those responsibilities and obligations incurred pursuant to this Agreement.

         4.       Compensation.    The   Company  shall  pay  Employee  for  the
performance of services pursuant to this Agreement as follows:

                  4.1. The Company shall pay Employee, in at least semi-monthly installments, for the performance of services pursuant to this Agreement a salary at the rate of not less than $57,500 per year.

                  4.2. Any payments that the Company is required to make to the Employee pursuant to this Agreement shall be reduced by (i) such amounts as are required to be withheld with respect to those amounts under and for the purposes of any of the applicable tax and other laws or regulations, and (ii) such amounts as Employee may owe to the Company at any time and from time to time.

                  4.3. Employee shall be eligible for participation in any present or future incentive compensation, bonus profit sharing, pension, retirement, stock option, or stock purchase plan of the Company of which other employees of the Company are generally eligible. It is understood, however, that entitlements that may accrue to the Employee pursuant to such arrangements may differ from those that accrue to other employees, such differences being based on the discretion of the Board Of Directors.

         5.  Reimbursement  Of  Expenses.   Employee  shall  be  reimbursed  for
reasonable expenses incurred on behalf of the Company in the performance of Employee's duties and services pursuant to this Agreement. Employee shall provide the Company with an invoice containing a detailed description of expenses incurred by the 30th day following the calendar month in which the expenses were incurred on behalf of the Company. The description of expenses shall contain such information as may be required in order to permit such reimbursements as proper deductions to the Company under the Internal Revenue Code of 1986, as amended, and the rules and regulations adopted pursuant thereto and in effect at that time. The Company shall pay this invoice within 20 business days of its receipt.

         6.       Additional Benefits.

                  6.1. During the Term of this Agreement, Employee shall be entitled to 10 days of paid vacation, five days of paid sick leave, and five days of paid personal leave in accordance with the policies and practices of the Company. Employee's salary shall accrue during the time of Employee's vacation, sick, and personal leave taken in accordance with this Section 6.1. Employee shall provide the Company with at least 24 hours notice prior to Employee's use of personal leave days. Employee shall not be entitled to utilize personal leave days on days on which Employee's services are required by the Company to meet the needs of the Company's customers or where the Employee's absence will otherwise have a material effect on the operations or business of the Company. The use by Employee of a personal day in violation of the prior sentence shall be a material breach of this Agreement and, in addition to any other rights that the Company may have, the Company shall not be obligated to pay any salary to Employee for that personal leave day. Employee shall be entitled to receive such additional vacation, personal, and sick leave days as are provided to all other management members of the Company.

                  6.2. Employee and his family, if any, shall be entitled to receive such benefits under medical insurance plans, life and disability insurance and otherwise, as are provided to all other salaried employees of the Company.

                  6.3. Employee shall be eligible for participation in any present or future incentive compensation, bonus, profit-sharing, pension, retirement, stock option, stock purchase, insurance or other employee benefit plans for which other employees of the Company are or shall become eligible.

                  6.4. As further incentive for Employee's performance of Employee's obligations pursuant to this Agreement, the Company shall grant to Employee options to purchase up to 1,000,000 shares of Common Stock subject to the restrictions described as follows: options to purchase 150,000 shares will become exercisable if the Company has net operating income (NOI), determined after subtracting interest expense but before adding any income related to forgiveness of indebtedness owed by the Company, of between $300,000 and $599,000 in 1998, options to purchase 300,000 shares will become exercisable if 1998 NOI is between $600,000 and $899,999, and options to purchase 500,000 shares will become exercisable if 1998 NOI is at least $900,000. Options to purchase an additional 500,000 shares will become exercisable if 1999 NOI is between $400,000 and $699,000; options to purchase 300,000 shares will become exercisable if 1999 NOI is between $700,000 and $999,999; and options to purchase 500,000 shares will become exercisable if 1999 NOI is at least $1,000,000. These options will become exercisable upon the determination of the respective NOI and will expire two years after becoming exercisable. The exercise price for these options will be the greater of $.135 per share or the fair market value of the Company's Common Stock on the Effective Date of this Agreement. Upon the execution of this Agreement by both Parties, both Parties shall execute the form of Option Agreement attached to and made a part of this Agreement as Exhibit A with respect to these additional options. In the event of a conflict between the terms of this Section 6.4 and the Option Agreement, the terms of the Option Agreement shall rule.

         7.       Termination.

                  7.1. Employee may terminate this Agreement at any time without further liability or obligation hereunder if the Company has breached a material provision of this Agreement or the Company has otherwise materially breached any other obligation to Employee, such termination to be effected by Employee's giving the Company written notice of termination at least 90 days prior to the date for termination and the Company's failing to cure the breach prior to the date set for termination in that notice.

                  7.2. At the option of the Company, this Agreement may be terminated for cause, with such termination to be effected by the Company's giving Employee written notice of termination. The term "for cause" shall include termination of employment as a result of any of the following: (i) a breach by Employee of a material provision of this Agreement; or (ii) a breach by Employee of any other material obligation to the Company; or (iii) as a result of a determination by the Board, acting reasonably, that the Employee has
(A) committed a criminal act or an act constituting moral turpitude, or (B) committed any fraudulent act, or (C) breached the Employee's fiduciary duty to the Company. If the Employee shall dispute the determination by the Board, the issue shall be submitted promptly to a single arbitrator pursuant to the rules of the American Arbitration Association whose decision as to whether "cause" existed justifying termination of Employee's employment under this Section 7.2. shall be final and binding. The fees for this arbitrator and any filing fees for the arbitration shall be paid one-half by the Company and one-half by the Employee.

                  7.3. At the option of the Company this Agreement may be terminated immediately by the Company's giving written notice of termination to Employee and by the Company's paying Employee's compensation in accordance with the terms of this Agreement for a period beginning on the date of termination and ending on the earlier to occur of 90 days after the date of termination and the end of the term of this Agreement in accordance with Section 2 of this Agreement.

                  7.4. At the option of the Company, this Agreement may be terminated within six months after the date of a "Change In Control" of the Company, as defined below, by giving 30 days' prior written notice of termination to Employee. A Change In Control shall mean the sale, liquidation, dissolution, consolidation, merger or other business combination of or involving the Company, or the change in ownership of more than 50 percent of the Company, or the transfer of all or substantially all of the Company's assets.

                  7.5. This Agreement shall terminate upon the death of Employee or if Employee becomes disabled. Employee shall be considered "disabled" if, and on the date on which, Employee has been unable to perform a substantial and material portion of Employee's duties hereunder, for a period of 90 continuous days, because of sickness, injury, or disability.

                  7.6. Upon Employee's death, any Option held by Employee at the time of his death may be exercised by the estate or the personal representative of the estate of the Optionee within three months after the date of his death, but only to the extent that (i) the Option was exercisable according to its terms of the date of Optionee's death, and (ii) the period for the exercise of the Option has not terminated as of the date of the exercise. Upon termination of the period ending three months after Employee's death, any unexercised portion of the Option shall expire.

                  7.6. In the event Employee's employment is terminated, then all unaccrued salary obligations of the Company to Employee shall cease as of the date of termination except as otherwise expressed herein.

         8. Corporate Data And Information. Employee understands that Employee has access to certain information concerning the Company and its business that is provided solely in connection with Employee's employment with the Company. Any other use of this information at any time during or after the term of this Agreement is prohibited. Further, Employee understands that the Company is a publicly traded company and it is important for the Company to protect the rights of its shareholders. Employee understands that applicable federal securities laws impose significant restrictions concerning the use or disclosure of certain non-public information in general and in buying or selling, or discussing with others the possibility of buying or selling, the Company's stock by persons who have access to material information concerning the Company which is not generally available to members of the general public. Employee understands that Employee is subject to these restrictions and Employee agrees that Employee will not, and that Employee will insure that any persons having access to such non-public information through Employee will not, buy or sell the Company's stock, or discuss with others any material non-public information concerning the Company or the possibility or advisability of buying or selling the Company's stock, at any time that Employee possesses material non-public information concerning the Company. During and after Employee's employment, Employee agrees that Employee will not at any time disclose, to any person or entity for any reason or purpose whatsoever, nor use for Employee's own personal benefit or the benefit of any person or entity, any information concerning the financial or business or other operations of the Company that is not publicly known, provided that this restriction shall not apply to information required to be disclosed under applicable laws, regulation, court order or subpoena to which the Employee is subject. Upon the termination of the Employee's employment under this Agreement for any reason, the Employee hereby agrees to return to the Company all data and information relating to the business of the Company or any of its subsidiaries or affiliates that the Employee obtained during or prior to the time of Employee's employment. It is expressly agreed that the terms and conditions of this Paragraph 8 shall apply after any termination, whether voluntary or involuntary, of the Employee's employment under this Agreement.

         9.       Representations And Warranties.

                  9.1. The Company represents and warrants to Employee as follows: (i) the Company has been duly formed as a corporation under the laws of the State of Utah; and (ii) the execution of this Agreement has been duly authorized by the Company and does not require the consent of or notice to any party not previously obtained or given.

                  9.2. Employee represents and warrants to the Company that the execution of this Agreement and the performance of Employee's obligations hereunder does not require the consent of or notice to any party not previously obtained or given, and there is nothing that prohibits or restricts the execution by Employee of this Agreement or his performance of the obligations hereunder.

         10. Covenants. Each of Employee and the Company covenants to diligently and skillfully do and perform the acts and duties required herein.

         11.      Miscellaneous.

                  11.1. Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between the Parties with respect to the subject matter of this Agreement.

                  11.2. Notice. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 11.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section
11.2. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

                  The Company:              Antennas America, Inc.
                                            4860 Robb Street, Suite 101
                                            Wheat Ridge, CO 80033
                                            Facsimile No. (303) 424-5085

                  Employee:                 Richard L. Anderson
                                            1597 So. Krameria St.
                                            Denver, CO 80224

Either Party may change its address for purposes of this Section 11.2. by giving the other Party written notice of the new address in the manner set forth above.

                  11.3. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

                  11.4. Non-Waiver. The waiver of either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

                  11.5. Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

                  11.6. Inurement. This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company, and their respective heirs, successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by either Party. There are no third party beneficiaries to this Agreement.

                  11.7. Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

                               EMPLOYEE:


Date:    October 1, 1998                /s/ Richard L. Anderson
     ------------------------  -------------------------------------------------
                               Richard L. Anderson, individually

                               ANTENNAS AMERICA, INC.:


Date:    October 1, 1998       By:      /s/ Randall P. Marx
     ------------------------     ----------------------------------------------
                                  Randall P. Marx, Chief Executive Officer